Exhibit 10.9

800 Chesapeake Dr.

Redwood City, CA 94063

Maplightrx.com

FIRST AMENDMENT TO ADVISOR AGREEMENT

This FIRST AMENDMENT TO ADVISOR AGREEMENT is entered into effective as of January 1, 2026 (the “First Amendment Effective Date”) by and between MapLight Therapeutics, Inc., a Delaware corporation having a place of business at 800 Chesapeake Drive, Redwood City, CA 94063, and a successor in interest to Alvarado Therapeutics, Inc. (“Company”), and Robert Malenka (“Advisor”) (this “First Amendment”). Company and Advisor may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Company and Advisor entered into that certain Advisor Agreement, effective February 25, 2019 (the “Agreement”), under which Company contracted with Advisor to provide Services in accordance with the terms thereto;

WHEREAS, Company and Advisor desire to amend the Agreement in accordance with the terms herein;

NOW THEREFORE, in consideration of the mutual covenants and promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Defined Terms
1.1
Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement.
2.
Consideration
2.1
The Parties hereby agree that Section 2 (Consideration) of the Agreement is deleted in its entirety and replaced with the following.

“3. Consideration. Beginning on the First Amendment Effective Date, Advisor shall no longer receive monetary compensation in exchange for the provision of the Services. Notwithstanding the foregoing, Advisor shall be entitled to reimbursement for reasonable, documented expenses incurred in connection with his provision of the Services, provided that Advisor receives prior approval from Company.”

3.
Entire Agreement. Except as otherwise set forth in this First Amendment, all other provisions of the Agreement shall remain unchanged and in effect. In the event of any conflict between the terms of this First Amendment and the Agreement, the terms of this First Amendment shall prevail and control.
4.
Counterparts. This First Amendment may be executed in two or more counterparts, each of which will be deemed original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Signature Page to Follow

In Witness Whereof, the Parties have executed this First Amendment to Advisor Agreement as of the First Amendment Effective Date.

MapLight Therapeutics, Inc. Signed: /s/ Kristopher L. Hanson General Counsel	Robert Malenka Signed: /s/ Robert Malenka